UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)    February 24, 2005
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                            Interpharm Holdings, Inc.
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               (Exact name of Registrant as specified in charter)

     Delaware                       0-22710                13-3673965
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(State or other jurisdic-          (Commission          (IRS Employer
 tion of incorporation)             File Number)         Identification No.)


                     69 Mall Drive, Commack, New York 11725
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              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:    (631) 543-2800
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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On February 24, 2005 Interpharm, Inc., a wholly owned subsidiary of Interpharm Holdings, Inc. (the "Company"), entered into two agreements with Tris Pharma, Inc. ("Tris") for the development and licensing of twenty-five immediate release liquid generic products (the "Liquids Agreement") and seven solid oral dosage generic pharmaceutical products (the "Solids Agreement"). Pursuant to the terms of the Liquids Agreement, Tris is to develop and deliver the properties, specifications and formulations necessary to effectuate a technology transfer to the Company ("Technical Packages") for twenty-five generic liquid pharmaceutical products. The Company is to use the Technical Packages to obtain all necessary approvals, and manufacture and market the products. Tris is to receive payments only for each Technical Package that allows the Company to obtain the necessary regulatory approvals. In the event that Tris delivers twenty-five successful Technical Packages, of which there can be no assurance, Tris is to receive approximately $2.9 million in development fees from the Company. In addition, Tris is to receive a royalty of between 10% and 12% of net profits resulting from the sales of each product. The Company is entitled to offset the royalty payable to Tris each year, at an agreed upon rate, to recoup the development fees paid to Tris under the Liquids Agreement.


         Pursuant to the terms of the Solids Agreement, the Company and Tris are to collaborate on the development, manufacture and marketing of seven solid oral dosage generic products, some of which will require the Company to challenge the patents for the equivalent branded products. The Solids Agreement provides for payments of an aggregate of $3.75 million to Tris. The Solids Agreement also provides for an equal sharing of net profits for each product that is successfully sold and marketed, after the deduction and reimbursement to the Company of all costs incurred by it in the development and marketing of the solid products, including the $3.75 million paid to Tris.

         While the Company has selected liquid and solid products it believes can be successfully developed, manufactured and marketed, there can be no assurance that the liquid products will be commercially successful, or that the Company and Tris will be able to successfully develop, manufacture and market any of the solid products.

         On March 2, 2005, the Company issued a press release announcing the Liquids and Solids Agreements. A copy of the press release is furnished as an Exhibit to this Current Report on Form 8-K (Exhibit 99.1).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.  Description
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      99.1  March 2, 2005 press release announcing agreements with Tris Pharma,
            Inc.



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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INTERPHARM HOLDINGS, INC.
March 2, 2005                              By: /s/ Bhupatlal K. Sutaria
                                              -------------------------------
                                           Bhupatlal K. Sutaria
                                           President


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